Exhibit 10.1
GRANITE CONSTRUCTION
PROFIT SHARING AND 401(k) PLAN
Amendment No. 1 to Amended and Restated Plan

WHEREAS, Granite Construction Incorporated (the "Corporation") maintains the Granite Construction Profit Sharing and 401(k) Plan, as amended and restated effective as of January 1, 2014 (the "Plan"), for the benefit of its eligible Employees;

WHEREAS, it is desirable to amend the Plan to provide that an Independent Fiduciary shall have the sole fiduciary responsibility for monitoring the Corporation’s financial condition to determine whether the continued investment of the Prior ESOP Accounts in the Prior ESOP Fund is in the best interest of ESOP participants and beneficiaries, and is consistent with the fiduciary requirements under the Employee Retirement Income Security Act of 1974, as amended; and

WHEREAS, it is desirable to amend the Plan to reflect that Fiduciary Counselors, Inc., has been appointed as the Independent Fiduciary for the Prior ESOP Fund, effective as of October 1, 2014.

NOW, THEREFORE, the Plan is hereby amended, effective as of October 1, 2014, as follows:

1.    The definition of "Independent Fiduciary" in Section 2 is restated to read as follows:

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Independent Fiduciary…………….

Fiduciary Counselors Inc., an "investment adviser" within the meaning of the Investment Advisers Act of 1940, who shall have the limited fiduciary duties and responsibilities with respect to the Plan as set forth in the Trust Agreement and Sections 5, 8(d)(2) and 17 of the Plan.

2.    Section 8(d)(2) is restated to read as follows:

(2)    Investment of Prior ESOP Account - A "Prior ESOP Fund" shall be established to hold the shares of Stock transferred from the Prior ESOP. Each Participant shall be able to direct the investment of his Prior ESOP Account among the Stock Fund and such investment funds as the Committee shall from time to time cause to be made available; provided, however, that any amounts divested from the Prior ESOP Fund may not be reinvested into Prior ESOP Fund.
The Independent Fiduciary shall have sole fiduciary responsibility for monitoring the Company’s financial condition to determine whether the continued investment of the Prior ESOP Accounts in the Prior ESOP Fund is consistent with ERISA. If the Independent Fiduciary determines that the continued investment of Prior ESOP Accounts in the Prior ESOP Fund is inconsistent with ERISA, the Independent Fiduciary shall be responsible and have sole discretion for determining the manner of liquidation of the Prior ESOP Fund. The rights and responsibilities of the Independent Fiduciary shall be set forth in an engagement agreement between the Company and the Independent Fiduciary, and the terms of such engagement agreement shall be incorporated in the Plan by reference.

3.    Section 17(c) is amended by adding the following new paragraph at the end thereof:
Notwithstanding the foregoing and in accordance with Section 8(d)(2), the Independent Fiduciary shall also have the sole fiduciary responsibility for monitoring the Company’s financial condition to determine whether the continued investment of the Prior ESOP Accounts in the Prior ESOP Fund is consistent with ERISA. If the Independent Fiduciary determines that the continued investment of Prior ESOP Accounts in the Prior ESOP Fund is inconsistent with ERISA, the Independent Fiduciary shall be responsible and have sole discretion for determining the manner of liquidation of the Prior ESOP Fund. The rights and responsibilities of the Independent Fiduciary with respect to the Prior ESOP Fund shall be set forth in an engagement agreement between the Company and the Independent Fiduciary, and the terms of such engagement agreement shall be incorporated in the Plan by reference.

To record the adoption of this Amendment No. 1 to the Plan, the Corporation has caused it to be executed this 11th day of September, 2014.

                             GRANITE CONSTRUCTION
INCORPORATED

By:	/s/ James H. Roberts
James H. Roberts, President & CEO

By:	/s/ Philip M. DeCocco
Philip M. DeCocco, Senior Vice President Human Resources

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